                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


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Notes:

                        [LOGO OF DENDRITE APPEARS HERE]

                         DENDRITE INTERNATIONAL, INC.

                                                                 April 30, 1998

Dear Shareholder:

  On behalf of the Board of Directors and management, I am pleased to invite you to the 1998 Annual Meeting of Shareholders of Dendrite International, Inc. The meeting will be held on Tuesday, May 19, 1998 at 10:00 a.m. at the Company's headquarters, 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797.

  I urge you to read the enclosed materials carefully and to complete, sign and mail promptly the proxy card contained with this letter to assure that your vote will be counted. Also enclosed is a copy of the Company's 1998 Annual Report to Shareholders.

  The officers and directors of Dendrite appreciate your continuing support and we look forward to seeing you at the Annual Meeting.


                                          /s/ John E. Bailye

                                          John E. Bailye
                                          President and Chief Executive
                                          Officer

Morristown, New Jersey

                            YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope to which no postage need be affixed if mailed in the United States.

                        [LOGO OF DENDRITE APPEARS HERE]

                         DENDRITE INTERNATIONAL, INC.
                           1200 MOUNT KEMBLE AVENUE
                       MORRISTOWN, NEW JERSEY 07960-6797

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 1998

  The Annual Meeting of Shareholders (the "Annual Meeting") of Dendrite International, Inc. (the "Company") will be held at the Company's headquarters, 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797, on Tuesday, May 19, 1998 at 10:00 a.m. (local time) for the following purposes:

    1. To elect five directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

    2. To ratify the appointment of Arthur Andersen LLP, as the Company's independent public accountants for the fiscal year ending December 31, 1998;

    3. To approve the Company's 1997 Stock Incentive Plan; and

    4. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the meeting and at any adjournment thereof is April 3, 1998. The stock transfer books will not be closed between the record date and the date of the meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

  Whether or not you plan to attend the meeting, please complete, date, sign, and return the enclosed proxy promptly in the accompanying reply envelope. Your proxy may be revoked at any time prior to the voting of the proxy at the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Christopher J. French

                                          Christopher J. French
                                          Secretary

Morristown, New Jersey
April 30, 1998

                         DENDRITE INTERNATIONAL, INC.

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

  These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Dendrite International, Inc., a New Jersey corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. (local time) on Tuesday, May 19, 1998, at the Company's headquarters, 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797, and at any adjournment or postponement of the Annual Meeting. These proxy materials are being first mailed to shareholders on or about April 30, 1998.

                              PURPOSE OF MEETING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                        VOTING RIGHTS AND SOLICITATION

VOTING

  The Company's Common Stock, no par value (the "Common Stock"), is the only type of security entitled to vote at the Annual Meeting. On April 3, 1998, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 11,399,191 shares of Common Stock outstanding. Each shareholder of record on April 3, 1998 is entitled to one vote for each share of Common Stock held by such shareholder.

  The presence in person or by proxy of the holders, as of the record date, of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. In the election of directors, the five candidates receiving the highest number of affirmative votes will be elected. The Board wishes to receive a majority of the votes cast at the Annual Meeting for Proposal 2, while Proposal 3 requires for approval the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted for a vote of the shareholders. The New York Stock Exchange, whose rules effectively govern the voting by any brokerage firm holding Common Stock registered in the name of its nominee on behalf of a beneficial owner, has informed the Company that Proposals 1 and 2 are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the date of the Annual Meeting. Proposal 3 is "nondiscretionary" and brokers who have not received instructions from their clients do not have discretion to vote on this item. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), the shares of Common Stock subject to such broker non-votes will be treated in the same manner as abstentions.

  All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

PROXIES

  The persons named as proxies are John E. Bailye, George T. Robson and Christopher J. French. Mr. Bailye is a director and officer of the Company and Messrs. Robson and French are officers of the Company. Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the nominees of the Board of Directors (Proposal 1), FOR Proposals 2 and 3, and, as to other matters that may properly come before the Annual Meeting, in the discretion of the proxy holders. You may revoke or change your proxy at any time before the voting of the proxy at the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and filing a written notice of revocation with the secretary of the Annual Meeting prior to the voting at the Annual Meeting or by voting the shares subject to the proxy by written ballot.

EXPENSES OF SOLICITATION

  The Company will bear the entire cost of solicitation, including the presentation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. No additional compensation is anticipated to be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL

  The Company's Board of Directors is elected annually by the holders of the Common Stock and is currently comprised of five (5) members (the "Directors"). Each Director holds office until the next Annual Meeting of Shareholders and until his successor is elected and qualified or until his earlier resignation or removal. The names of the nominees for Director, each of whom is presently a Director of the Company, and their positions and offices with the Company are set forth in the table below.

  The proxy holders intend to vote all valid proxies received by them for the nominees listed below unless otherwise instructed. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director. The five (5) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors.

  Nominees for Election at the 1998 Annual Meeting are:

                                 AGE POSITIONS AND OFFICES HELD WITH THE COMPANY
   NOMINEES                      --- -------------------------------------------
John E. Bailye..................  44     President, Chief Executive Officer,
                                         Director and Chairman of the Board
Bernard M. Goldsmith............  54     Director
Edward J. Kfoury................  59     Director
Paul A. Margolis................  45     Director
John H. Martinson...............  50     Director

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

BUSINESS EXPERIENCE OF NOMINEES

  The following describes the current and past five years business experience and certain directorships of each nominee for Director. This information was furnished to the Company by the respective nominees.

  MR. JOHN E. BAILYE has served as the Company's President, Chief Executive Officer and Director since its incorporation in March 1987 and, since October 1991, as Chairman of the Board. Prior to that, from February 1976 Mr. Bailye served as a market researcher at Foresearch Pty., Limited ("Foresearch"), a consulting company to the pharmaceutical industry in Australia. In 1976, Mr. Bailye acquired Foresearch and served as Managing Director of Foresearch, which he sold in 1986. Mr. Bailye has a Bachelor of Commerce degree in Finance, Marketing, and Business from the University of New South Wales.

  MR. BERNARD M. GOLDSMITH has served as a Director of the Company since May 1996. In 1986, he founded The Updata Group, Inc., an investment banking firm focused on mergers and acquisitions in the information technology industry ("Updata"), where he currently serves as Managing Director. Mr. Goldsmith also founded Updata Software Company, where he served as Chief Executive Officer from 1986 to 1988 and CGA Computer, Inc., where he served as Chairman and Chief Executive Officer from 1968 to 1986. Mr. Goldsmith is also a director of Compuware Corporation and several private companies.

  MR. EDWARD J. KFOURY has served as a Director of the Company since July 1997. Prior to joining the Company, Mr. Kfoury served as a division President and Vice President of IBM Corporation from 1988 through 1993 and in various other positions with the IBM Corporation from 1963 to 1988. Mr. Kfoury is also a director of Mapics, Inc. and five privately-held companies. In addition, Mr. Kfoury is a director of the Nature Conservancy, an advisory trustee of the Maine Audobon Society, and President of Rangeley Lakes Heritage Trust.

  MR. PAUL A. MARGOLIS has served as a Director of the Company since July 1993. Mr. Margolis is President of Longworth Management Company, Inc., his personal investment management company. Mr. Margolis is a director of Marcam Corporation, an applications software and services company for manufacturers which he co-founded in 1980, Obtech, LLC, POMS Corporation and Big Brother Association of Greater Boston, and Past Chairman of the Open Applications Group, Inc., a non-profit software industry organization. He previously worked as an independent business consultant and, prior to that, as Manufacturing Manager for Keltron Corporation. Mr. Margolis holds a B.A. degree from Brown University and an M.B.A. from Harvard Business School.

  MR. JOHN H. MARTINSON has served as a Director of the Company since September 1991. In 1986, he founded the Edison Venture Fund where he currently serves as Managing Partner. Mr. Martinson is also a director of Best Software, Inc., Nobel Education Dynamics, Inc., and eight privately held companies. He is Chairman of the New Jersey Technology Council and a Director of the National Venture Capital Association. Mr. Martinson holds a B.S. in Aeronautics from the United States Air Force Academy, an M.S. in Astronautics from Purdue University and an M.B.A. from Southern Illinois University.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended December 31, 1997, the Board of Directors held eight meetings. During this period, each member of the Board of Directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a Director) and (ii) the total number of meetings held by all Committees of the Board on which each such Director served (during the periods such Director served).

  The Company has five standing Committees: the Audit Committee, the Compensation Committee, the Stock Plan Committee, the Stock Option Committee and the Employee Plan Committee.

  The Audit Committee (currently composed of Mr. Martinson and Mr. Margolis) reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent public accountants. In addition, from time to time as appropriate, the Audit Committee will review the Company's policies relating to avoidance of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officer's expense accounts and requisitions, including the use of corporate assets. During the fiscal year ended December 31, 1997, the Audit Committee held one meeting.

  The Compensation Committee (currently composed of Mr. Goldsmith and Mr. Kfoury) makes general policy decisions relating to compensation and benefits for the Company's employees and directors. In addition, effective as of July 24, 1997, the Compensation Committee assumed the functions of the Stock Plan Committee and the Stock Option Committee for the administration of all of the Company's stock option plans. During the fiscal year ended December 31, 1997, the Compensation Committee held four meetings. At each of such meetings, however, the Compensation Committee consisted of Mr. Martinson and Mr. Goldsmith. Mr. Kfoury replaced Mr. Martinson on the Compensation Committee effective January 28, 1998. During the fiscal year ended December 31, 1997, the Compensation Committee also acted by unanimous written consent five times.

  The Stock Plan Committee (currently composed of Mr. Bailye, Mr. Martinson and Mr. Goldsmith) administered the Company's 1992 Stock Plan (the "1992 Stock Plan") until July 24, 1997. During the fiscal year ended December 31, 1997, the Stock Plan Committee held one meeting and acted by unanimous written consent three times.

  The Stock Option Committee (currently composed of Mr. Bailye, Mr. Goldsmith, Mr. Margolis and Mr. Martinson) administered the Company's 1992 Senior Management Incentive Stock Option Plan (the "ISO Plan") until July 24, 1997. During the fiscal year ended December 31, 1997, the Stock Option Committee acted by unanimous written consent one time.

  The Employee Plan Committee (currently composed of Mr. Goldsmith, Mr. Margolis and Mr. Martinson) administers the Company's 1997 Employee Stock Purchase Plan (the "Employee Plan"). During the fiscal year ended December 31, 1997, the Employee Plan Committee did not meet.

DIRECTOR COMPENSATION

  Directors receive no cash compensation for services provided as a Director and received no such cash compensation in the 1997 fiscal year. In July 1997, each of the four non-employee Directors were granted options to purchase 30,000 shares of Common Stock in accordance with the formula provisions of the Company's 1997 Stock Incentive Plan (the "1997 Stock Plan"). Directors receive reimbursement for reasonable expenses incurred traveling to and from Board meetings. In addition, the Company has entered into a Consulting Agreement with Mr. Kfoury. See "Certain Transactions."

CERTAIN TRANSACTIONS

  From October 1992 through April 1995, the Company used a five-passenger Beechcraft Baron airplane leased from Kookaburra Air, LLC and its predecessor, Kookaburra Air Charters, Inc. (collectively, "Kookaburra"), and, in addition, from October 1994 to September 1997, a seven-passenger Beechcraft King Air airplane was also leased from Kookaburra. John E. Bailye, the President and Chief Executive Officer of the Company, and his spouse are the sole members of Kookaburra, as they were the sole stockholders of its corporate predecessor. In April 1996, Kookaburra sold the Beechcraft Baron. The Baron and the King Air leases were on an hourly basis. The Company paid fees to Kookaburra of approximately $33,434 for the fiscal year ended December 31, 1997. The Company was responsible for all direct costs connected with the operation of the aircraft, including hiring a licensed pilot. These arrangements were approved by the Board of Directors of the Company. Each of the airplanes has been used pursuant to a written policy adopted by the Board of Directors of the Company. The Company believes that the terms, including price, of the aircraft leases with Kookaburra were no less favorable than those available for comparable leases for comparable aircraft from unaffiliated third parties. The King Air lease was terminated in September 1997. In the future, to the extent the Company wishes to lease an aircraft, it presently intends to lease such aircraft from a third party leasing company not affiliated with Mr. Bailye, which company may, from time to time, lease to the Company the King Air aircraft. Any such lease will be on terms no less favorable to the Company than such leasing company offers to it's other customers.

  As of January 1, 1994, the Company entered into an Indemnification Agreement with Mr. Paul A. Margolis, a Director, providing that, with certain exceptions, the Company would hold harmless and indemnify Mr. Margolis in connection with his directorship to the extent permitted under the New Jersey Business Corporation Act. More specifically, the Indemnification Agreement provides that the Company is obligated to indemnify Mr. Margolis against all reasonable costs, expenses (including attorneys' fees), fines, judgments, and settlement amounts that Mr. Margolis may incur in connection with any actual or threatened action, suit, or proceeding (whether civil, criminal, investigative or administrative) to which Mr. Margolis is, or may be, a party by reason of his position as Director or as a director, officer, employee, or agent of any other company to which Mr. Margolis provides services at the request of the Company.

  John E. Bailye is a party to a registration rights agreement with the Company under which he has certain rights with respect to the registration under the Securities Act of 1933 for resale to the public of certain of the shares of Common Stock which are owned by him. During 1997, certain other stockholders of the Company that are affiliated with John H. Martinson were also parties to that agreement.

  Since January 1, 1997, Updata has provided advice to the Company with respect to certain investment banking issues. The Company has not yet retained Updata as one of its advisors, although it may do so in the future.

  As of January 5, 1998, the Company entered into a Consulting Agreement with Edward J. Kfoury, a Director, providing that Mr. Kfoury would provide certain consulting services to the Company in exchange for a grant of options to purchase 12,000 shares of Common Stock. Such options were granted at the fair market value of the underlying shares of Common Stock and are subject to a three-year vesting schedule. In addition, the Company will reimburse Mr. Kfoury for his reasonable travel and business expenses related to any business travel or expenditure specifically requested by the Company. The Consulting Agreement terminates January 5, 2001 unless earlier terminated by either party.

OTHER EXECUTIVE OFFICERS

  Each executive officer is an at-will employee and serves at the discretion of the Board of Directors, except for Mr. Bailye and Mr. Savage.

  MR. R. BRUCE SAVAGE, 49, has served as the Company's Executive Vice President and Chief Operating Officer since September 1994. From June 1993 until September 1994, Mr. Savage was Vice President, Europe/Asia and from September 1988 to June 1993 he was Vice President, Europe. He served as General Manager for Dendrite New Zealand from 1986 to 1987, and served as the General Manager of Dendrite Australia and Dendrite New Zealand from 1987 until September 1988. Prior to joining the Company, Mr. Savage spent 15 years in the pharmaceutical industry working for Ciba Geigy (NZ) Limited as Manager of Sales and Marketing.

  MS. TERESA F. WINSLOW, 42, has served as the Company's Senior Vice President for U.S. Operations since June 1997, the Company's Senior Vice President for the Pfizer Pharmaceutical Global Account Group from September 1996 to June 1997, the Company's Vice President, Sales and Business Development from September 1994 to September 1996, the Company's Executive Director, International Sales from August 1993 to September 1994 and the Company's Director of Marketing and Sales for Dendrite Americas from October 1991 to August 1993, where she was responsible for business development of the United States and Canadian sales regions. Prior to joining the Company, Ms. Winslow served in various positions at Schering Laboratories, a division of Schering-Plough Corporation from 1983 to 1991, ranging from Sales Representative to National Sales Director. Ms. Winslow is a registered Pharmacist. She graduated with a B.S. in Pharmacy from the Philadelphia College of Pharmacy and Science.

  MR. GEORGE T. ROBSON, 51, has served as the Company's Senior Vice President and Chief Financial Officer since June 1997. Prior to joining the Company, Mr. Robson served as Senior Vice President and Chief Financial Officer of H&R Block, Inc. from January 1996 to May 1997, and as Treasurer of such corporation from June 1996 to May 1997. In addition, Mr. Robson served as Senior Vice President of Unisys Corporation from April 1991 to January 1996, and as Chief Financial Officer of such corporation from January 1990 until January 1996.

  MR. MARK H. CIEPLIK, 43, has served as the Company's Senior Vice President, Worldwide Sales since June 1997. Prior to joining the Company, Mr. Cieplik served as President of Interleaf Corporation from October 1996 to May 1997, and Vice President, Americas of such corporation from April 1995 to October 1996. In addition, Mr. Cieplik served as General Manager, North America Major Accounts for System Software Associates from December 1991 to April 1995, and served in various capacities for IBM Corporation from 1976 until 1991.

  MR. JEAN LAHAIE, 42, has served as the Company's Senior Vice President, Business Development since September 1996. In addition, Mr. LaHaie served from April 1996 to September 1996 as the Company's Vice President, Product Development; from October 1993 to April 1996 as the Company's Executive Director, Corporate Technical Services; from February 1993 to October 1993, as the Company's Director of Operations, Corporate Technical Services; from April 1992 to February 1993, as the Company's Group Business Director; from July 1991 to April 1992, as the Company's Business Director for a Dendrite service group; and from July 1990 to July 1991, as Project Manager for a Dendrite service group. Prior to joining the Company in July 1990, Mr. LaHaie spent nine years at American Cyanamid Corporation in positions ranging from Industrial Engineering Manager to International Business Manager for the Middle East and the Far East. Mr. LaHaie is a graduate of Montreal University Polytechnic Institute and of McGill Graduate School of Business.

  MR. CHRISTOPHER J. FRENCH, 38, has served as the Company's Vice President, General Counsel since January 1996 and as the Company's Secretary since July 1996. Prior to joining the Company, Mr. French was an associate at Skadden, Arps, Slate, Meagher & Flom from 1987 to 1996.

  MR. THIERRY DURAND, 38, has served as the Company's Vice President, Europe since July 1997. Mr. Durand also served as the Company's General Manager, France from September 1993 to July 1997 and as a Business Manager in France for the Company from September 1992 to September 1993.

                            OWNERSHIP OF SECURITIES

  The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 3, 1998 by (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Directors, nominees for Director and Named Officers (as defined below under "Executive Compensation") and (iii) all current Directors and executive officers as a group. Unless indicated otherwise, the address of each of these persons is c/o Dendrite International, Inc., 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797.

NAME AND ADDRESS OF BENEFICIAL OWNER                     NUMBER(1)(2) PERCENTAGE
------------------------------------                     ------------ ----------
The TCW Group, Inc......................................    728,900       6.4
 865 South Figueroa Street
 Los Angeles, CA 90017
Massachusetts Financial Services Company................    638,400       5.6
 500 Boylston Street
 Boston, MA 02116
William Blair & Company, L.L.C..........................    635,050       5.6
 222 W. Adams Street
 Chicago, IL 60606
Waddell & Reed, Inc.....................................    600,000       5.3
 2001 Third Avenue South
 Birmingham, AL 35233
State of Wisconsin Investment Board.....................    580,000       5.1
 P.O. Box 7842
 Madison, WI 53707
John E. Bailye(3).......................................  1,963,900      17.2
John H. Martinson(4)....................................     84,104         *
Bernard M. Goldsmith(5).................................      8,000         *
Paul A. Margolis........................................     57,500         *
Edward J. Kfoury........................................         --        --
R. Bruce Savage(6)......................................    115,250       1.0
Teresa F. Winslow(7)....................................     49,200         *
George T. Robson(8).....................................     50,556         *
Mark H. Cieplik(9)......................................     27,500         *
All Directors and current executive officers
 (12 persons)(3)(4)(5)(6)(7)(8)(9)(10)..................  2,408,466      20.6

--------
*  Less than 1% of the outstanding shares of Common Stock.
(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.
(2) Common Stock subject to options currently exercisable or exercisable on or prior to 60 days after the date as of which information is presented are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Includes 1,454,400 shares owned of record by Mr. Bailye, 449,500 shares owned of record by Carinya Holdings Company ("Carinya"), 58,000 shares owned of record by the Bailye Family Foundation (the "Foundation") and options exercisable for 2,000 shares of Common Stock. Carinya is a general partnership consisting of Mr. Bailye, Mr. Bailye's wife, and trusts for the benefit of each of their two minor children, the trustees of which are Mr. Bailye's parents and Mrs. Bailye's parents, respectively, as general partners. The partnership agreement provides that the voting power with respect to shares owned by the partnership resides with the majority vote of all partners other than Mr. Bailye. Mr. Bailye disclaims beneficial ownership of the shares owned of record by Carinya except to the extent of the two 10% partners' interests therein owned by Mr. Bailye and his spouse, respectively. The Foundation is a trust established exclusively to provide financial support for charitable organizations which are exempt institutions under Section 501(c) (3) of the Internal Revenue Code. Mr. Bailye and his spouse constitute two of the three trustees of the Foundation.
(4) Represents shares previously owned by Edison Venture Fund II, L.P. and Edison Venture Fund II-Pa, L.P. which were distributed to the partners of such entities, including Mr. Martinson.
(5) Represents options exercisable for 8,000 shares of Common Stock.
(6) Represents 750 shares owned of record by Mr. Savage, 12,500 shares owned of record by his spouse and options exercisable for 102,000 shares of Common Stock.
(7) Includes options exercisable for 49,000 shares of Common Stock.
(8) Includes options exercisable for 50,000 shares of Common Stock.
(9) Represents options exercisable for 27,500 shares of Common Stock.
(10) Includes options exercisable for 42,000 shares of Common Stock held by executive officers not listed in the table.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT

  Compensation of executive officers of the Company is established by the full Board of Directors of the Company, based upon recommendations made to it by its Compensation Committee and, with respect to the 1992 Stock Plan, the ISO Plan and the Employee Plan, the Stock Plan Committee and the Stock Option Committee, respectively. The Compensation Committee is responsible for establishing the Company's general policy with regard to executive compensation, and is currently composed of two directors of the Company, Messrs. Goldsmith and Kfoury, who are not employees of the Company. During the year ended December 31, 1997, the Compensation Committee was composed of Messrs. Martinson and Goldsmith. Effective July 24, 1997, the Compensation Committee assumed the functions of the Stock Plan Committee and the Stock Option Committee for the administration of all of the Company's stock option plans.

 GENERAL POLICY

  The Compensation Committee's general policy regarding the form and level of executive compensation is to attract and retain the highest level of executive talent possible and to induce such executives to achieve both short-term objectives and long-term growth and profitability for the Company. Factors used in determining such compensation include competitive market considerations, the contribution of the individual to the present financial success of the Company, and the long-term performance of the Company. The Compensation Committee, does not, however, rely upon objective factors to make compensation decisions, but instead reaches its determination based upon a subjective review of the factors set forth above. To achieve these objectives, the Company's 1997 fiscal year executive compensation program consisted of the following elements: annual base salary, other annual compensation and benefits; annual cash bonus; performance awards; and long-term compensation in the form of stock options.

 ANNUAL COMPONENT: BASE SALARY, OTHER COMPENSATION AND BONUS

  Each of the elements of executive compensation has a different purpose and basis. The base salary and other annual compensation and benefits paid in 1997 were made to compensate ongoing performance throughout the year. The base salary for each executive officer was based on factors, including, but not limited to, a comparison of compensation practices of other companies in the industry, personal performance, and performance of the Company. Benefits for all executive officers included group term life insurance premiums and the Company's matching portion of the executive's 401(k) plan contribution. The Compensation Committee's policy is to have annual compensation at the higher end of the range reported by the companies in its industry.

  From time to time, the Company may pay to one or more of its executives annual and/or quarterly cash bonuses and/or performance awards in the form of option grants as an additional incentive and reward for his or her contribution in reaching and exceeding short-term Company objectives for revenues and profitability. These cash bonuses reflect the Compensation Committee's assessment, in consultation with the President and Chief Executive Officer, of that individual's achievement and the significance of that executive officer's contribution to the financial success of the Company during a particular fiscal year. For the 1997 fiscal year, cash bonuses were paid to each of the Named Officers and quarterly performance awards were granted to each of Mr. Bailye, Mr. Savage, Ms. Winslow, Mr. LaHaie and Mr. French.

 LONG-TERM COMPONENT: INCENTIVE STOCK OPTIONS

  The long-term component of executive compensation involves primarily the award of tax-qualified incentive stock options to align the interests of the executive with those of the shareholders. The amount of options awarded is intended to be set at a level sufficient to create a meaningful opportunity for stock ownership in executives other than Mr. Bailye, the Company's founding shareholder. To comply with Federal income tax requirements for incentive stock options, the options are granted with an exercise price equal to the fair market value per share of the Common Stock at the time of the grant. To induce the executives' long-term employment commitment to the Company, the options become exerciseable in equal twenty-five percent (25%) installments over a four-year vesting schedule, and expire if not exercised within ten years after the date of grant. Options under the 1992 Stock Plan and the 1997 Stock Plan were granted in 1997 to each of Mr. Savage, Ms. Winslow, Mr. LaHaie, Mr. French and Mr. Durand in connection with each such executive officer's and the Company's performance in 1997. In addition, options under the 1992 Stock Plan and the ISO Plan were granted in 1997 to Mr. Robson and Mr. Cieplik in connection with their retention by the Company. Effective July 24, 1997, recipients of stock options under the 1992 Stock Plan, the ISO Plan and the 1997 Stock Plan are determined by the Compensation Committee. Prior to such time, recipients of stock options under the 1992 Stock Plan and the ISO Plan were determined by the Stock Plan Committee and the Stock Option Plan Committee, respectively.

  In addition to the foregoing, options under the 1992 Stock Plan and the 1997 Stock Plan were granted in 1997 to each of Mr. Savage, Ms. Winslow, Mr. LaHaie and Mr. French in connection with quarterly performance awards granted to each of such executive officers. Such options become exercisable on the first anniversary of the date of grant and expire if not exercised within ten years after the date of grant.

 PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION

  The 1997 annual base salary for Mr. Bailye, the Chairman of the Board, President and Chief Executive Officer of the Company, was established pursuant to his Employment Agreement. The Compensation Committee may, in its discretion, determine to pay Mr. Bailye an annual cash bonus if the Company meets or exceeds its budgeted goals in a particular fiscal year. Mr. Bailye did receive a cash bonus for the 1997 fiscal year. In addition, in 1997, Mr. Bailye was granted an aggregate of 208,000 options to purchase shares of Common Stock under the Company's 1992 Stock Plan and the 1997 Stock Plan. Of such options, 200,000 will vest in accordance with the following schedule: options to purchase 30,000 shares will vest effective as of the day that the average closing price for the Common Stock over a six month period equals or exceeds $23.00; options to purchase 30,000 shares will vest effective as of the day that the average closing price for the Common Stock over a six month period equals or exceeds $26.00; options to purchase 40,000 shares will vest effective as of the day that the average closing price for the Common Stock over a six month period equals or exceeds $30.00; and options to purchase 100,000 shares will vest effective as of the day that the average closing price for the Common Stock over a six month period equals or exceeds $36.00. To the extent that the conditions for vesting for a particular option grant are not satisfied by October 21, 2004, the options covered by such grant shall automatically vest as of such date. Such options terminate to the extent that they are unvested at the time of termination of Mr. Bailye's employment with the Company. The Compensation Committee believes that an award of options to Mr. Bailye was the appropriate method to align his compensation with that of chief executive officers of comparable corporations in similar industries. In addition, the Compensation Committee believes that the foregoing vesting schedule provides substantial incentive to Mr. Bailye to promote the growth and long-term profitability of the Company. Mr. Bailye was also granted 8,000 options in connection with quarterly performance awards. Such options become exercisable on the first anniversary of the date of the grant and expire if not exercised within 10 years after the date of such grant. None of such options are deemed incentive stock options because Mr. Bailye's stock ownership in the Company exceeds ten percent (10%). Mr. Bailye does not participate in decisions of the Board relating to his own compensation.

 SECTION 162(M) OF THE INTERNAL REVENUE CODE

  At this time, the Compensation Committee believes that, as a result of transitional rules and the levels of compensation paid, the Company is not affected by the $1 million limitation on deductions with respect to certain compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                            COMPENSATION COMMITTEE*
                         (as constituted at year-end)

                               John H. Martinson
                             Bernard M. Goldsmith
--------
  * Except as to certain matters set forth in "Long-Term Component: Incentive Stock Options."

                            STOCK PLAN COMMITTEE**

                                John E. Bailye
                               John H. Martinson
                             Bernard M. Goldsmith
--------
 ** Only as to matters set forth in "Long-Term Component: Incentive Stock
    Options" relating to the 1992 Stock Plan prior to July 24, 1997.

                           STOCK OPTION COMMITTEE***

                                John E. Bailye
                               John H. Martinson
                               Paul A. Margolis
                             Bernard M. Goldsmith
--------
*** Only as to matters set forth in "Long-Term Capital Incentive Stock
    Options" relating to the ISO Plan prior to July 24, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee, the Stock Plan Committee and the Stock Option Committee of the Company's Board of Directors are as named above in the Compensation Committee Report. No member of any such Committee was at any time during the 1997 fiscal year or at any other time an officer or employee of the Company other than John E. Bailye who is the Chairman of the Board, President and Chief Executive Officer of the Company.

  Kookaburra, an entity controlled by Mr. Bailye and his spouse, leased aircraft to the Company during the fiscal year ended December 31, 1997. See "Certain Transactions."

  No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table and accompanying footnotes provide certain summary information concerning the compensation earned by the Company's President and Chief Executive Officer and the next four most highly compensated executive officers for 1997 (the "Named Officers"), in each case for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 1995, 1996 and 1997.

                          SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                      ANNUAL COMPENSATION              AWARDS
                             --------------------------------------  SECURITIES
                                                     OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY   BONUS   COMPENSATION(1)  OPTIONS(2)  COMPENSATION(3)
---------------------------  ---- -------- -------- --------------- ------------ ---------------
John E. Bailye...........    1997 $436,920 $160,000     $11,766       208,000        $10,563
 President and Chief
  Executive                  1996  425,012        0           0             0         13,952
 Officer                     1995  277,342  120,000      76,012             0          9,324
R. Bruce Savage..........    1997  293,977  109,000      11,766        68,000          5,898
 Executive Vice President    1996  282,756        0           0             0          5,898
 and Chief Operating
  Officer                    1995  264,900   65,000           0             0          5,768
Teresa F. Winslow........    1997  219,267  235,900       3,138        88,000          5,015
 Senior Vice President       1996  172,500   53,400           0        20,000          4,985
                             1995  153,993   40,000           0         4,000          4,449
George T. Robson.........    1997  200,000  120,000           0       200,000            674
 Senior Vice President
  and                        1996        0        0           0             0              0
 Chief Financial Officer     1995        0        0           0             0              0
Mark H. Cieplik..........    1997  161,062  100,000           0       110,000            148
 Senior Vice President,      1996        0        0           0             0              0
 Worldwide Sales             1995        0        0           0             0              0

--------
(1) Other annual compensation includes, in the case of Mr. Bailye, a housing allowance of $55,608, $0 and $0 and an automobile allowance of $20,404, $0 and $0, in each case, in the years ended December 31, 1995, 1996 and 1997, respectively, pursuant to the Bailye Employment Agreement (as defined below). In 1996 and 1997, Mr. Bailye's housing and automobile allowances were included as part of his base salary. In addition, such amount for 1997 represents the fair market value as of the date of issuance of a stock award granted to Mr. Bailye. In the case of Mr. Savage and Ms. Winslow, respectively, such amounts for 1997 represent the fair market value as of the date of issuance of a stock award granted to each such person.
(2) In the case of each of Mr. Bailye, Mr. Savage and Ms. Winslow, such options do not include options to purchase 3,000 shares of Common Stock granted to each of such Named Officers in January 1998 as quarterly performance awards.
(3) All other compensation in 1997 includes Group Term Life Insurance premiums of $693, $1,148, $265, $674 and $148, the Company's matching portion of the employees 401(k) contributions of $4,750, $4,750, $4,750, $0 and $0, and life insurance premium payments of $5,120, $0, $0, $0 and $0, for Mr. Bailye, Mr. Savage, Ms. Winslow, Mr. Robson and Mr. Cieplik. All other compensation in 1996 includes Group Term Life Insurance premiums of $652, $1,148 and $235, the Company's matching portion of the employee's 401(k) contributions of $4,750, $4,750 and $4,750, and life insurance premium payments of $8,550, $0, $0 and $0 for Mr. Bailye, Mr. Savage and Ms. Winslow, respectively. All other compensation in 1995 includes Group Term Life Insurance premiums of $569, $1,148 and $204, the Company's matching portion of the employee's 401(k) contributions of $4,620, $4,620 and $4,245, and life insurance premium payments of $4,135, $0, and $0 for Mr. Bailye, Mr. Savage and Ms. Winslow, respectively.

 OPTION GRANTS IN LAST FISCAL YEAR

  The following table contains information concerning the stock option grants made under the 1992 Stock Plan, the ISO Plan and the 1997 Stock Plan to each of the Named Officers for the fiscal year ended December 31, 1997. No stock appreciation rights were granted to these individuals during such year.

                                                                         POTENTIAL REALIZABLE
                                                                           VALUE OF ASSUMED
                                     PERCENTAGE                                 ANNUAL
                         NUMBER OF    OF TOTAL                              RATES OF STOCK
                         SECURITIES   OPTIONS                             PRICE APPRECIATION
                         UNDERLYING  GRANTED TO  EXERCISE OR              FOR OPTION TERM(3)
                          OPTIONS   EMPLOYEES IN  BASE PRICE  EXPIRATION ---------------------
                         GRANTED(1) FISCAL YEAR  PER SHARE(2)    DATE        5%        10%
   NAME                  ---------- ------------ ------------ ---------- ---------- ----------
John E. Bailye..........    2,000          *        $10.44      5/2007   $   13,120 $   33,280
                            3,000          *         18.88      7/2007       35,610     90,270
                            3,000          *         19.25     10/2007       36,330     92,040
                          200,000       14.8         19.25     10/2007    2,422,000  6,136,000
R. Bruce Savage.........   20,000        1.4          7.94      1/2007       99,800    253,000
                            2,000          *         10.44      5/2007       13,120     33,280
                            3,000          *         18.88      7/2007       35,610     90,270
                           40,000        3.0         18.88      7/2007      474,800  1,203,600
                            3,000          *         19.25     10/2007       36,330     92,040
Teresa F. Winslow.......    5,000          *          7.94      1/2007       24,950     63,250
                            2,000          *         10.44      5/2007       13,120     33,280
                           75,000        5.5         10.44      5/2007      492,000  1,248,000
                            3,000          *         18.88      7/2007       35,610     90,270
                            3,000          *         19.25     10/2007       36,330     92,040
George T. Robson........  200,000       13.6         11.94      5/2007    1,502,000  3,806,000
Mark H. Cieplik.........  110,000        7.5         12.75      5/2007      882,200  2,235,200

--------
*  Less than one percent.
(1) In the case of each of Mr. Bailye, Mr. Savage and Ms. Winslow, the options granted to purchase 2,000 shares of Common Stock in May 1997 and the options granted to purchase 3,000 shares of Common Stock in July 1997 and October 1997, respectively, were granted as quarterly performance awards to each of such Named Officers. Such options will become exercisable on the first anniversary of the date of grant.
(2) All options were granted under the 1992 Stock Plan, the ISO Plan and the 1997 Stock Plan at the fair market value of the underlying securities on the date of grant as determined by the Stock Plan Committee, the Stock Option Committee or the Compensation Committee, as the case may be.
(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are prescribed by rules of the Securities and Exchange Commission ("SEC") and are calculated on the basis of the fair market value of the underlying securities on the date of grant as determined by the Stock Plan Committee. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level.

  Except as set forth above, each of the options shall become exercisable and vested based upon a four-year vesting schedule with 25% of each option grant vesting on the first four anniversaries of the date of grant, and the underlying shares are subject to cancellation by the Company, to the extent unvested, should the optionee cease employment. The Compensation Committees has the discretion to accelerate the date of exercisability of any portion of any option granted under the 1992 Stock Plan, the ISO Plan and the 1997 Stock Plan. Each option has a maximum term of ten years.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table sets forth, for each of the Named Officers, information concerning option exercises and option holdings for the fiscal year ended December 31, 1997. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                         OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                                             VALUE         YEAR END (#)         FISCAL YEAR END ($) (1)
                         SHARES ACQUIRED ON REALIZED ------------------------- -------------------------
                            EXERCISE (#)      ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   NAME                  ------------------ -------- ----------- ------------- ----------- -------------
John E. Bailye..........          0             0           0       208,000             0       45,590
R. Bruce Savage.........          0             0      95,000        93,000     1,603,550      669,140
Teresa F. Winslow.......          0             0      19,500       111,250       206,885      850,863
George T. Robson........          0             0           0       200,000             0    1,488,000
Mark H. Cieplik.........          0             0           0       110,000             0      729,300

--------
(1) Calculated on the basis of the closing price of the Common Stock at December 31, 1997 of $19.38 per share, less the per share exercise price.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

 EMPLOYMENT AGREEMENT WITH JOHN E. BAILYE

  The Company has entered into an Employment Agreement with John E. Bailye (the "Bailye Employment Agreement"), which names Mr. Bailye as the President and Chief Executive Officer of the Company. Pursuant to the Bailye Employment Agreement, Mr. Bailye's annual base salary is $436,920 per year (for 1997), to be increased each year in accordance with the increase in the consumer price index (All-items portion, for Urban Consumers (CPI-U), as published by the U.S. Bureau of Labor Statistics).

  At a minimum of once every two years (but in no event more than once every year) the Compensation Committee will review Mr. Bailye's annual base salary in the light of the performance of the Company and evaluate whether it should consider any adjustment in Mr. Bailye's annual base salary in addition to any CPI adjustment to which he may be entitled. In addition to his base salary, the Compensation Committee, in its discretion, shall pay Mr. Bailye a bonus not to exceed fifty percent (50%) of Mr. Bailye's annual base salary for the year. Under his agreement, Mr. Bailye is entitled to the fringe benefits generally made available to employees of the Company from time to time and shall be entitled to four weeks annual vacation, which may be carried forward from year to year, provided that any accumulated vacation in excess of eight weeks shall be forfeited.

  The Bailye Employment Agreement has an initial term continuing through December 31, 1999 (the "Term"). Upon December 31 of each year during the Term, the Term shall automatically be continued for an additional year unless, prior to such December 31, either party gives written notice to the other party that the Term will not be extended. In addition, upon a Change in Control (as defined), the remaining Term shall, if less than two years at such date, be extended automatically to continue for at least two years following such Change in Control. Notwithstanding its stated term, (i) either party may terminate the Bailye Employment Agreement for any reason whatsoever by providing the other party with certain advance written notice, and (ii) the Board of Directors of the Company may terminate the Bailye Employment Agreement for (A) any gross misconduct or gross neglect on Mr. Bailye's part with respect to his duties under the agreement which gross misconduct or gross neglect has or is likely to have a material adverse effect upon the business of the Company, provided, however, that Mr. Bailye's good faith exercise of his business judgment in executing his duties under the agreement does not constitute Cause (as defined) thereunder, or (B) the indictment of Mr. Bailye for a felony which relates to his duties under the agreement or has or is likely to have a material adverse effect on the business of the Company, provided, that, if Mr. Bailye ultimately is not convicted of, or does not plead guilty or nolo contendere to, such felony, Mr. Bailye's termination of employment shall be treated retroactively as a termination by the Company without cause and he shall be entitled to severance under the agreement. The Bailye

Employment Agreement shall terminate automatically in the event of the death or Disability (as defined) of Mr. Bailye.

  In the event that (i) the Company terminates Mr. Bailye's employment for any reason other than Cause or Disability, or as a result of Mr. Bailye's death, or (ii) by Mr. Bailye for Good Reason (as defined), Mr. Bailye shall be entitled to receive severance payments in the aggregate amount equal to the sum of (A) the annual rate of his base salary in effect as of the date of termination (not taking into account any reductions which would constitute Good Reason) and (B) the average of the total annual bonus compensation earned by him during the three completed fiscal years of the Company immediately preceding his date of termination, divided by twelve (12), and multiplied by the number of full and fractional months remaining in the Term as of his date of termination. Such severance payments shall be paid by the Company in cash in consecutive equal monthly payments commencing no later than thirty (30) days after the effective date of the termination of Mr. Bailye's employment for a period through the remainder of the Term as of the date of termination.

  In the event that, during the Term and within the two-year period following a Change in Control, Mr. Bailye's employment is terminated by (i) the Company for any reason other than Cause or Disability, or as a result of Mr. Bailye's death, or (ii) Mr. Bailye for Good Reason, Mr. Bailye shall be entitled to receive severance payments in the aggregate amount equal to three (3) times the sum of (A) the annual rate of his base salary in effect as of the date of termination (not taking into account any reductions which would constitute Good Reason) and (B) the highest annual bonus compensation earned by him during the three (3) completed fiscal years of the Company immediately preceding his date of termination. Such severance payments shall be paid by the Company in a lump sum in cash. Depending upon Mr. Bailye's base salary, such severance payments may be affected by (i) the $1 million limitation on deductions with respect to certain compensation under Section 162(m) of the Code and (ii) the limitation on deductions under Section 280G of the Code.

  In the event that the Company provides Mr. Bailye with written notice that it is not extending the Term, the Compensation Committee shall determine, in its sole discretion, the amount of any severance payments to be made to Mr. Bailye, which amount shall be determined as of Mr. Bailye's date of termination in accordance with what is usual and customary for companies of comparable size operating in a similar industry as the Company as it exists as of the effective date of termination and which is appropriate for Mr. Bailye's employment position with the Company.

  During the period of his employment with the Company and for a period of two
(2) years following any voluntary termination by him (other than a termination for Good Reason) or any termination by the Company for Cause, Mr. Bailye is prohibited, whether directly or indirectly, in any U.S. state or foreign country where the Company is doing business at the time of Mr. Bailye's termination, from (i) engaging in any venture or activity in competition with the business of the Company or its affiliates, or any business that the Company may establish that it will likely conduct within one year of Mr. Bailye's departure; (ii) soliciting for any venture or activity in competition with the businesses conducted by the Company or its affiliates any customers who were customers within one year of Mr. Bailye's departure or soliciting, whether directly or indirectly, such customers to reduce their business with the Company or its affiliates; or (iii) inducing or attempting to influence any employee of the Company or its affiliates employed on the effective date of Mr. Bailye's termination, or within six months prior to such termination, to terminate his or her employment with the Company. In the event the Company terminates Mr. Bailye's employment without Cause (or elects not to extend Mr. Bailye's employment) or Mr. Bailye terminates his employment for Good Reason, the restrictive covenants described above shall apply for a period of six (6) months following Mr. Bailye's date of termination.

  The Bailye Employment Agreement may not be assigned by either party other than by the Company in connection with certain business combinations and is enforceable in accordance with the laws of the State of New Jersey.

 OTHER EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements (each, an "Employment Agreement") with each of R. Bruce Savage, Teresa F. Winslow, George T. Robson and Mark H. Cieplik. Except for Mr. Savage, the

Company employs such persons as at-will employees, and each Employment Agreement may be terminated at any time for any reason by the Company or by the employee. Mr. Savage will be deemed as an at-will employee after July 24, 2000. Each Employment Agreement provides for annual vacation and such fringe benefits as are generally made available to employees of the Company.

  Mr. Savage's Employment Agreement provides for an annual base salary of $290,000 (for 1997), to be increased each year in accordance with the increase in the consumer price index (All-items portion, for Urban Consumers (CPI-U), as published by the U.S. Bureau of Labor Statistics). In addition to his base salary, Mr. Savage is eligible to receive an annual bonus of not less than 30% of his annual base salary for the year, provided that (i) the Company achieves certain goals and objectives and (ii) Mr. Savage is employed by the Company at the end of any such year. Upon execution of his Employment Agreement, Mr. Savage was granted options to purchase 40,000 shares of Common Stock. Such options were granted at the fair market value of the underlying shares of Common Stock and are subject to a four-year vesting schedule. Upon the first anniversary of his Employment Agreement, Mr. Savage shall receive an additional grant of options to purchase 25,000 shares of Common Stock, provided that he is employed by the Company on such date. The price for such options will be determined by the Compensation Committee and will be subject to a four-year vesting schedule. Notwithstanding the foregoing, in the event of (i) a Change of Control (as defined), if Mr. Savage is not retained in a similar position or if no similar position is offered to Mr. Savage following a Change of Control, or (ii) the termination of Mr. Savage's employment by the Company without Cause (as defined), all of Mr. Savage's options owned by him at the time of such event shall immediately vest.

  In the event that the Company terminates Mr. Savage's employment for any reason other than death, Cause or Disability (as defined) prior to July 24, 2000, Mr. Savage shall be entitled to receive severance payments totaling twenty-four (24) months base salary (calculated at a rate of base salary then being paid to Mr. Savage as of the date of termination) and, solely for the calendar year in which Mr. Savage is terminated, a pro rata portion of the bonus that Mr. Savage would have otherwise been entitled to had he been employed by the Company for the entire year in which he was terminated, the amount of any such bonus corresponding to the portion of the year to have elapsed through the termination date. Such severance payments in respect of base salary shall be paid in twenty-four (24) consecutive equal monthly payments commencing not later than thirty (30) days after the effective date of the termination of Mr. Savage's employment. Any pro rata bonus payment shall be paid by the Company in a lump sum within sixty (60) days of the date of termination.

  In the event that the Company terminates Mr. Savage's employment for any reason other than death, Cause or Disability on or after July 24, 2000, Mr. Savage shall be entitled to receive severance payments totaling twelve (12) months base salary (calculated at a rate of base salary then being paid to Mr. Savage as of the date of termination) and, solely for the calendar year in which Mr. Savage is terminated, a pro rata portion of the bonus that Mr. Savage would have otherwise been entitled to had he been employed by the Company for the entire year in which he was terminated, the amount of any such bonus corresponding to the portion of the year to have elapsed through the termination date. Such severance payments in respect of base salary shall be paid in twelve (12) consecutive equal monthly payments commencing not later than thirty (30) days after the effective date of the termination of Mr. Savage's employment. Any pro rata bonus payment shall be paid by the Company in a lump sum within sixty (60) days of the date of termination.

  Ms. Winslow's Employment Agreement provides for an initial starting salary of $110,000 to be reviewed at least annually and to be adjusted based on performance. In addition to her base salary, Ms. Winslow shall also be entitled to a thirty percent bonus potential payable on terms and conditions agreed between Ms. Winslow and the Company.

  Mr. Robson's Employment Agreement provides for an annual base salary of $300,000. In addition to his base salary, commencing on the completion of the third fiscal quarter of 1997, Mr. Robson is eligible to receive a quarterly bonus of $50,000 per quarter, provided that (i) the Company achieves certain goals and objectives and (ii) Mr. Robson is employed by the Company at the end of any such quarter. Mr. Robson was also granted options to purchase 200,000 shares of Common Stock. Such options were granted at the fair market value of the underlying shares of Common Stock and are subject to a four-year vesting schedule. Mr. Robson is also entitled to receive options to purchase 40,000 and 25,000 shares of Common Stock, respectively, on each of the first and second anniversary date of his Employment Agreement. The price of such options will be determined by the Compensation Committee and will be subject to a four-year vesting schedule. Notwithstanding the foregoing, in the event of a Change of Control (as defined), if Mr. Robson is not retained in a similar position or if no similar position is offered to Mr. Robson following a Change of Control, all of Mr. Robson's options owned by him at the time of such event shall immediately vest.

  In the event that the Company terminates Mr. Robson's employment for any reason other than death, Cause (as defined) or Disability (as defined), Mr. Robson shall be entitled to receive severance payments totaling his annual base salary. Such severance payments shall be paid in twelve (12) consecutive equal monthly payments commencing not later than thirty (30) days after the effective date of the termination of Mr. Robson's employment.

  Mr. Cieplik's Employment Agreement provides for an annual base salary of $250,000. In addition to his base salary, commencing on the completion of the third fiscal quarter of 1997, Mr. Cieplik is eligible to receive a quarterly bonus of $50,000 per quarter, provided that (i) the Company achieves certain goals and objectives, and (ii) Mr. Cieplik is employed by the Company at the end of any such quarter. Mr. Cieplik was also granted options to purchase 110,000 shares of Common Stock. Such options were granted at the fair market value of the underlying shares of Common Stock and are subject to a four-year vesting schedule.

  In the event that the Company terminates Mr. Cieplik's employment for any reason other than death, Cause (as defined) or Disability (as defined), Mr. Cieplik shall be entitled to receive severance payments totaling six (6) months Compensation (as defined) (calculated at the rate of Compensation then being paid to Mr. Cieplik). Such severance payments shall be paid in six (6) consecutive equal monthly payments commencing not later than thirty (30) days after the effective date of the termination of Mr. Cieplik's employment. In the event such termination occurs on or before June 8, 1998, Mr. Cieplik shall be entitled to receive severance payments totaling twelve (12) months Compensation (calculated at the rate of Compensation then being paid to Mr. Cieplik). Such severance payments shall be paid in twelve (12) consecutive equal monthly payments commencing not later than thirty (30) days after the effective date of the termination of Mr. Cieplik's employment.

  The Company may terminate the Employment Agreements of each of Mr. Savage, Mr. Robson and Mr. Cieplik for (i) any gross misconduct on such employee's part with respect to his duties under his respective agreement, (ii) the engaging by such employee in an indictable offense which relates to his duties under his respective agreement or which is likely to have a material adverse effect on the business of the Company, (iii) the commission by such employee of any wilful or intentional act which injures in a material respect or could reasonably be expected to injure in any material respect the reputation, business or business relationships of the Company, or (iv) the engaging by such employee through gross negligence in conduct which injures materially or could reasonably be expected to injure materially the business or reputation of the Company. Each such Employment Agreement shall terminate automatically in the event of the death or Disability of such employee.

  Each Employment Agreement restricts the respective employee from disclosing any confidential information of the Company, or any confidential information of the Company's clients, customers or suppliers to any person without the prior written consent of the Company or the client, customer or supplier, as the case may be. Each Employment Agreement, other than Ms. Winslow's, also provides that for a period of two years following termination of employment, with or without cause, each employee is prohibited from (i) performing services that compete with the businesses conducted by the Company or any of its affiliates or rendering services to any organization or entity which competes with the business or businesses conducted by the Company or any of its affiliates anywhere in the United States or elsewhere where the Company or any of its affiliates do business, or any business or businesses that the Company or any of its affiliates may establish that it will likely conduct within one year (or, in the case of Ms. Winslow, six months) following the date of such employee's termination; (ii) soliciting any customers or potential customers of the Company with whom the employee had contact while employed by the Company or who was a customer of the Company at any time during the two years immediately before the employee's termination; (iii) requesting that any of the Company's customers or suppliers discontinue doing business with the Company; (iv) knowingly taking any action that would disparage the Company or be to its disadvantage; or (v) employing or attempting to employ or assisting anyone else to employ any employee or contractor of the Company to terminate their employment or engagement with the Company. Ms. Winslow's Employment Agreement is substantially similar to the other Employment Agreements, except that the term of her noncompetition covenant is three years, not two. In addition, in consideration for such noncompetition covenant, the Company has agreed to pay Ms. Winslow one year's base salary at the Company's discretion, to be paid in equal monthly installments over two years, except that such payments shall be discontinued if Ms. Winslow becomes employed during such period.

  The four Employment Agreements are not assignable by either party, except that the Company may assign its rights to any affiliated or successor entity. The Employment Agreements are enforceable in accordance with the laws of the State of New Jersey.

                        COMMON STOCK PERFORMANCE GRAPH

  The graph depicted below shows the Company's stock price as an index assuming $100 invested on June 30, 1995, the first day of public trading in the Common Stock along with the composite prices of companies listed in the NASDAQ Stock Market-US Index and the Hambrecht & Quist Technology Index.

                         [GRAPH APPEARS HERE]

Measurement period              ________     ________    ________
(Fiscal Year Covered)           Dendrite      NASDAQ     Hambrecht
                                  Int'l       Stock      & Quist
---------------------           --------     --------    --------
Measurement PT -
06/95                           $ 100        $ 100       $ 100

FYE 12/95                       $ 112        $ 113       $ 107
FYE 12/96                       $  51        $ 139       $ 133
FYE 12/97                       $ 120        $ 171       $ 156

* $100 INVESTED ON 06/30/95 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

  No cash dividends have been declared on the Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Common Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                                PROPOSAL NO. 2

                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board is asking the shareholders of the Company to ratify its appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. The Board wishes to receive the majority of the votes cast at the Annual Meeting to ratify the selection of Arthur Andersen LLP.

  In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection, but may elect to retain Arthur Andersen LLP nevertheless. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its shareholders' best interests.

  Arthur Andersen LLP has audited the Company's financial statements annually since fiscal year 1993. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                                PROPOSAL NO. 3

                   ADOPTION OF THE 1997 STOCK INCENTIVE PLAN

  The 1997 Stock Plan was adopted by the Board of Directors on July 24, 1997 and authorizes the grant of "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), non-qualified stock options, and stock awards based on the value of the Company's Common Stock. No more than 1,250,000 shares of Common Stock (subject to adjustment) are available for grant under the 1997 Stock Plan.

  The terms of the 1997 Stock Plan as adopted required the approval of the 1997 Stock Plan by shareholders of the Company as a condition to the valid exercise of any options granted under the 1997 Stock Plan. On February 27, 1998, the Board of Directors amended the 1997 Stock Plan, effective as of July 24, 1997, to remove the shareholder approval condition. This was done to clarify that the Board of Directors, in adopting the 1997 Stock Plan, intended on July 24, 1997 to authorize the grant of options that would be considered outstanding for accounting purposes as of the date of grant. Notwithstanding the foregoing, 270,200 number of shares still available for grant under the 1997 Stock Plan are subject to the approval of the shareholders. If the shareholders do not approve the 1997 Stock Plan, no additional awards will be made under the 1997 Stock Plan.

  As of April 1, 1998, options to purchase 979,800 Common Shares have been granted under the 1997 Stock Plan at an exercise price per share equal to the fair market value of the Common Stock on the date of grant, including grants to officers and directors of the Company as set forth in the table below:

                                                                    WEIGHTED
                                                    NUMBER OF       AVERAGE
NAME AND TITLE                                   OPTIONS GRANTED EXERCISE PRICE
--------------                                   --------------- --------------
John Bailye, President, Chief Executive Officer
 and Director...................................     209,000         $19.31
Bernard H. Goldsmith, Director..................      40,000          20.10
Paul A. Margolis, Director......................      40,000          20.10
John H. Martinson, Director.....................      40,000          20.10
Edward J. Kfoury, Director......................      52,000          19.84
R. Bruce Savage, Executive Vice President and
 Chief Operating Officer........................      49,000          19.20
Teresa F. Winslow, Senior Vice President........       9,000          20.63
George T. Robson, Senior Vice President and
 Chief Financial Officer........................          --             --
Mark H. Cieplik, Senior Vice President, World-
 wide Sales.....................................          --             --
All current executive officers as a group (8
 persons).......................................     382,000          19.43
All current Directors who are not executive of-
 ficers as a group (4 persons)..................     172,000          20.02
All employees, including all current officers
 who are not executive officers as a group (492
 persons).......................................     425,800          19.16

  Whether or not shareholder approval of the 1997 Stock Plan is obtained, options previously granted pursuant to the 1997 Stock Plan will remain valid and outstanding.

  Even though the 1997 Stock Plan by its terms does not require shareholder approval, the Board of Directors is seeking that approval for several reasons. First, options granted under the 1997 Stock Plan will not be considered "incentive stock options" or "ISOs" for federal income tax purposes unless shareholder approval has been obtained within twelve months from the adoption of the 1997 Stock Plan. If shareholder approval is not obtained, then the options will be treated as non-qualified stock options. The Board of Directors believes it is in the Company's best interests to permit option holders to take advantage of the more favorable tax treatment given to ISOs (as discussed below).

  The Company is also seeking shareholder approval to authorize the Company to grant options on all remaining shares authorized under the 1997 Stock Plan in order that all income attributable to the exercise of such options will qualify as performance-based compensation under Section 162(m) of the Code. Since options previously granted under the 1997 Stock Plan are not subject to shareholder approval, no income realized upon exercise of such options will qualify as performance-based compensation under Section 162(m) of the Code. Accordingly, the Company could lose a deduction for ordinary income realized by the chief executive officer and the other four highest compensated officers of the Company ("Covered Employees") in excess of $1,000,000. For purposes of this limit, all ordinary income realized upon exercise of options previously granted under the 1997 Stock Plan will be counted.

  Set forth below is a summary of the material features of the 1997 Stock Plan. This summary is qualified in its entirety by the actual terms of the 1997 Stock Plan, a copy of which is attached as Exhibit A.

  The purpose of the 1997 Stock Plan is to enhance the ability of the Company to attract and retain employees, directors, and consultants of outstanding ability and to provide them with an interest in the Company parallel to that of the shareholders. The 1997 Stock Plan authorizes the grant of incentives in the form of stock options to officers, other key employees, consultants and non-employee directors and stock awards based on the value of Common Stock to employees. The Compensation Committee administers the Plan. On April 1, 1998 there were approximately 498 employees and non-employee directors who have received stock options. No other form of stock awards have been granted. Because future participation in the 1997 Stock Plan and the level of participation will vary, it is not possible to determine the value of benefits which may be obtained by those eligible to participate in the 1997 Stock Plan.

  The Compensation Committee may grant options under the 1997 Stock Plan to eligible employees, consultants and directors selected by the Compensation Committee. No employee may be granted in any year options to purchase more than 500,000 shares of Common Stock. The options may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The Compensation Committee is to establish the option price at the time that each option is granted; provided, however, that the exercise price of any options which are intended to be incentive stock options must be at least equal to the fair market value per share of the Common Stock at the time of the grant. Options granted under the 1997 Stock Plan may be exercised at such time as is determined by the Compensation Committee, but not more than 10 years from their date of grant.

  Options may not be transferred except by will or the laws of descent and distribution, except that the Compensation Committee may permit non-qualified stock options to be transferred to members of the holder's immediate family or trusts, partnerships or limited liability companies established for such family members.

  Under the 1997 Stock Plan, non-qualified 10-year stock options to purchase 30,000 shares of Common Stock were granted automatically to each Director of the Company who is not an employee of the Company on the date the 1997 Stock Plan was adopted or the date the Director first becomes a non-employee Director. In addition, based on the Company's performance in 1997, each such Director was granted additional options to purchase 10,000 shares of Common Stock in January 1998. On the third anniversary of the initial grant of options and on each succeeding anniversary thereafter, an additional option to purchase 10,000 shares is granted. The option price is the fair market value of the Common Stock on the date of grant and each option becomes exercisable one year from the date of grant.

  In the event of a Change in Control (as defined in the 1997 Stock Plan) of the Company, any option will become vested and exercisable in full and all restrictions or conditions, if any, on other stock awards will automatically lapse.

  If an option holder engages in certain activity which is harmful to the Company, all outstanding and unexercised options may be canceled and terminated. In addition, such option holders may have to reimburse the Company for any gain realized upon exercise of options within one year of the harmful behavior. This forfeiture and repayment provision will not apply following a Change in Control.

  The Board of Directors may amend, suspend or terminate the 1997 Stock Plan at any time, but no amendment may adversely affect the rights of any person in connection with an award previously granted. In addition, if the shareholders approve the 1997 Stock Plan, no amendment to the 1997 Stock Plan may be made without subsequent shareholder approval if such approval is required under any applicable law, regulation or stock exchange rule.

  The 1997 Stock Plan became effective upon adoption by the Board and will have a term of 10 years from its effective date.

  The following is a general summary of the federal income tax consequences of the grant and exercise of options under the 1997 Stock Plan. This summary is not intended to provide tax advice to recipients and holders of awards.

  Generally, the grant of options does not result in taxable income to the option holder and the Company is not entitled to a corresponding deduction from its income taxes.

  In the case of ISOs, generally there will be no taxable income for the option holder upon exercise. In addition, if the option holder does not dispose of the shares acquired upon exercise of the ISO until the later of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), any gain or loss realized by the option holder upon disposition will be taxed as long-term or mid-term capital gain or loss, as the case may be. The Company will not be entitled to a tax deduction upon the grant or exercise of ISOs or the disposition of ISO shares. However, if a disqualifying disposition occurs, then the option holder will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disqualifying disposition) over the exercise price thereof. The Company will be entitled to deduct an amount equal to the ordinary income realized by the option holder upon a disqualifying disposition.

  With respect to non-qualified stock options, the option holder will realize ordinary income equal to the difference between the fair market value of the option shares upon exercise over the exercise price thereof. The Company will be entitled to a corresponding deduction in an amount equal to the amount of ordinary income realized by the option holder. Upon the subsequent disposition of the option shares, any gain (loss) will be taxed as short-term, mid-term or long-term capital gain (loss), as the case may be.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under Section 16(a) of the Exchange Act, the Company's directors, officers, and any person holding more than ten percent of the Common Stock are required to report initial ownership of the Common Stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Except as set forth below, based upon (i) the copies of the Section 16(a) reports that the Company received from such persons for their 1997 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 1997 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such directors, officers, and ten percent beneficial owners. Each Form 4 referenced below reported one transaction.

  The Company is aware that each of Paul A. Margolis, John H. Martinson and Bernard M. Goldsmith, each a Director of the Company, filed a Form 4 with the SEC on or about October 31, 1997, November 6, 1997 and December 9, 1997, respectively. The Company believes that each such Form 4 should have been filed no later than August 10, 1997.

  The Company is aware that R. Bruce Savage, Executive Vice President and Chief Operating Officer of the Company, and Teresa F. Winslow, Senior Vice President of the Company, each filed a Form 4 with the SEC on or about February 13, 1998. The Company believes that each such Form 4 should have been filed no later than February 10, 1998.

  The Company is aware that Edward J. Kfoury, a Director of the Company, George T. Robson, Senior Vice President and Chief Financial Officer of the Company, Mark H. Cieplik, Senior Vice President, Worldwide Sales of the Company, and Thierry Durand, Vice President, Europe of the Company, each filed a Form 3 with the SEC on or about November 1, 1997, June 1, 1997, July 7, 1997 and November 5, 1997, respectively. The Company believes that each such Form 3 should have been filed with the SEC no later than August 3, 1997, May 24, 1997, June 9, 1997 and July 11, 1997, respectively.


                SHAREHOLDER PROPOSALS FOR 1999 PROXY STATEMENT

  Shareholder proposals that are intended to be presented at the 1999 Annual Meeting of Shareholders currently expected to be held on or about May 19, 1999 must be received by the Company at its principal executive offices no later than January 19, 1999 and must be in compliance with applicable SEC regulations, in order to be included in the proxy statement and related proxy materials.

                                   FORM 10-K

  THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO DENDRITE INTERNATIONAL, INC., 1200 MOUNT KEMBLE AVENUE, MORRISTOWN, NEW JERSEY 07960-6797, ATTN: CHRISTOPHER
J. FRENCH, SECRETARY.

                                 OTHER MATTERS

  The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Christopher J. French
                                          Christopher J. French
                                          Secretary

--------------------------------------------------------------------------------

                          DENDRITE INTERNATIONAL, INC.
                            1200 MOUNT KEMBLE AVENUE
                       MORRISTOWN, NEW JERSEY 07960-6797
  The undersigned hereby constitutes and appoints John E. Bailye, George T. Robson and Christopher J. French, each of them, proxies of the undersigned with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of Dendrite International, Inc. (the "Company"), which the undersigned could represent and vote if personally present, at the Annual Meeting of Shareholders of the Company to be held on May 19, 1998 and at any adjournment thereof.
  1. ELECTION OF DIRECTORS                   [_] WITHHOLD AUTHORITY
     [_] FOR all nominees listed below           to vote for all five nominees
     (except as marked to the contrary           listed below (See instruction
     below).                                     below).

    NOMINEES               TERM EXPIRES           NOMINEES            TERM EXPIRES
    --------               ------------           --------            ------------
   John E. Bailye      1999 Annual Meeting    Paul A. Margolis    1999 Annual Meeting
Bernard M. Goldsmith   1999 Annual Meeting    John H. Martinson   1999 Annual Meeting
  Edward J. Kfoury     1999 Annual Meeting

  INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write nominee's name on the following line

  ---------------------------------------------------------------------------
           MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE
2. Proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.
   [_FOR]            [_AGAINST]        [_ABSTAIN]
    MANAGEMENT RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF AUDITORS
3. Proposal to approve the Company's 1997 Stock Incentive Plan.
   [_FOR]            [_AGAINST]        [_ABSTAIN]
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          (CONTINUED FROM OTHER SIDE)
MANAGEMENT RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S 1997 STOCK INCENTIVE
                                      PLAN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 ABOVE, OR FOR SUCH SUBSTITUTE NOMINEES AS MAY BE NOMINATED BY THE BOARD OF DIRECTORS IN THE EVENT ANY OF THE INITIAL NOMINEES SHOULD BECOME UNAVAILABLE, "FOR" ITEMS 2 AND 3 AND, IN THE PROXIES' DISCRETION, ON ANY OTHER MATTER COMING BEFORE THE ANNUAL MEETING.

                                                The undersigned acknowledges
                                                receipt of the Company's 1997
                                                Annual Report to Shareholders,
                                                the Notice of the Annual
                                                Meeting of Shareholders and
                                                Proxy Statement, and revokes
                                                all former proxies.

                                                Dated: ____________, 1998

                                                -------------------------
                                                Signature of Shareholder
                                                (Please insert date
                                                above, sign exactly as
                                                name appears on Stock
                                                Certificate and mail in
                                                the enclosed envelope.
                                                When signing as Officer,
                                                Partner, Executor, Ad-
                                                ministrator, Trustee or
                                                Guardian, please give
                                                full title. For joint
                                                accounts, each joint
                                                owner should sign.)
--------------------------------------------------------------------------------

                                                                       EXHIBIT A


                          DENDRITE INTERNATIONAL, INC.

                           1997 STOCK INCENTIVE PLAN

                     (As amended through February 27, 1998)

        1.  Purpose.  The purpose of the Dendrite International, Inc. 1997 Stock
        --  -------
Incentive Plan (the "Plan") is to enhance the ability of Dendrite International, Inc. (the "Company") and its subsidiaries to attract and retain employees, directors and consultants of outstanding ability and to provide employees, directors and consultants with an interest in the Company parallel to that of the Company's shareholders.

        2.  Definitions.
        --  -----------


             (a) "Award" shall mean an award determined in accordance with the terms of the Plan.

             (b) "Board" shall mean the Board of Directors of the Company.

             (c) "Change in Control" shall mean the occurrence of any one of the following events:

                     (i) any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 33-1/3% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this
                        --------  -------
          paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Control Transaction (as defined in paragraph (iii)), or (E) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Board (as defined below) approves a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control under this paragraph (i);

                     (ii) individuals who, on the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered a member of the Incumbent Board; provided, however, that no individual initially elected or nominated
          --------  -------
          as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

                     (iii) the shareholders of the Company approve a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its subsidiaries (whether for such transaction or the issuance of securities in the transaction or otherwise) (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of the publicly traded corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities or all or substantially all of the assets of the Company and its subsidiaries) eligible to elect directors of such corporation would be represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power would be in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (B) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination), or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 33-1/3% or more of the Company Voting Securities (a "Company 33-1/3% Stockholder")) would become the beneficial owner, directly or indirectly, of 33-1/3% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination and no Company 33-1/3% Stockholder would increase its percentage of such total voting power, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination would be members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (a "Non-Control Transaction"); or

                     (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the Company's assets.

                     Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 33-1/3% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a
                                                        --------  ----
Change in Control of the Company would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, then a Change in Control of the Company shall occur.

             (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

             (e) "Committee" shall mean a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Exchange Act and who are also "outside directors" within the meaning of Section 162(m) of the Code.

             (f) "Common Stock" shall mean the common stock, no par value per share, of the Company.

             (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

             (h) "Fair Market Value" per share as of a particular date shall mean the last reported sale price (on the day immediately preceding such date) of the Common Stock on the NASDAQ National Market List.

             (i) "Immediate Family Member" shall mean, except as otherwise determined by the Committee, a Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings, in-laws and persons related by reason of legal adoption.

             (j) "Incentive Stock Option" shall mean a stock option which is intended to meet the requirements of Section 422 of the Code.

             (k) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or any Subsidiary.

             (l) "Nonqualified Stock Option" shall mean a stock option which is not intended to be an Incentive Stock Option.

             (m) "Option" shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

             (n) "Participant" shall mean an employee, director or consultant of the Company or its Subsidiaries who is selected to participate in the Plan in accordance with Section 5.

             (o) "Subsidiary" shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

          3.  Shares Subject to the Plan.  Subject to adjustment in accordance
              --------------------------
with Section 16, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 1,250,000 shares; provided, that, for purposes of this limitation, any Option which is
        --------  ----
canceled or expires without exercise shall again become available for Awards under the Plan. Upon forfeiture of Awards in accordance with the provisions of the Plan, and the terms and conditions of the Award, such shares shall no longer be counted in any determination of the number of shares available under the Plan and shall be available for subsequent Awards. Subject to adjustment in accordance with Section 16, no employee shall be granted in any calendar year Options to purchase more than 500,000 shares of Common Stock. Shares of Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.


     4.  Administration.   (a) The Plan shall be administered by the Committee.
         --------------

             (b) The Committee shall (i) approve the selection of Participants,
(ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

             (c) Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

             (d) The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

             (e) Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

     5.  Eligibility.  Individuals eligible to receive Awards under the Plan
         -----------
shall be the directors, officers, other key employees and selected consultants of the Company and its Subsidiaries selected by the Committee. In addition, all Non-Employee Directors shall be eligible to receive Options as provided in
Section 9 hereof.

     6.  Awards.  Awards under the Plan may consist of Options, stock awards or
         ------
other awards based on the value of the Common Stock. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

     7.  Options.  Options may be granted under the Plan in such form as the
         -------
Committee may from time to time approve pursuant to terms set forth in an Option agreement. The Committee may alter or waive, at any time, any term or condition of an Option that is not mandatory under the Plan.

         (a) Types of Options.  Each Option agreement shall state whether or
             ----------------
not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. Incentive Stock Options shall only be granted to employees of the Company and its Subsidiaries.

         (b) Option Price.  The purchase price per share of the Common Stock
             ------------
purchasable under an Option shall be determined by the Committee, but in the case of Incentive Stock Options, the Option price will be not less than 100% of the Fair Market Value of the Common Stock on the date of the grant of the Option and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and its Subsidiaries (a "10% Shareholder") the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.

         (c) Option Period.  The term of each Option shall be fixed by the
             -------------
Committee, but no Option shall be exercisable after the expiration of 10 years from the date the Option is granted, provided, however, that in the case of
                                     --------  -------
Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed 5 years from the date of grant.

         (d) Exercisability.  Each Option shall vest and become exercisable at a
             --------------
rate determined by the Committee at or subsequent to grant.

         (e) Method of Exercise.  Options may be exercised, in whole or in
             ------------------
part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option purchase price. Such payment shall be made:
(a) in cash, or (b) to the extent authorized by the Committee, by surrender of shares of Common Stock owned by the holder of the Option, or (c) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or (d) through additional methods prescribed by the Committee, or (e) by a combination of any such methods.

     8.  Stock Awards.  Subject to such performance and employment conditions as
         ------------
the Committee may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to Options granted under the Plan. Any Awards under this Section 8 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee.

     9.  Non-Employee Director Stock Options.
         -----------------------------------

         (a) Initial Grant.  Nonqualified Stock Options to purchase 30,000
             -------------
shares of Common Stock shall be granted automatically to each Non-Employee Director who is a Non-Employee Director on the day the Board approves the adoption of the Plan. With respect to each person who becomes a Non-Employee Director after such date, Nonqualified Stock Options to purchase 30,000 shares of Common Stock shall be granted automatically to each such Non-Employee Director on the day he or she first becomes a Non-Employee Director.

         (b) Subsequent Options.  In addition to the Nonqualified Stock Options
             ------------------
granted to Non-Employee Directors under Section 9(a), Nonqualified Stock Options to purchase 10,000 shares of Common Stock shall be granted automatically to each Non-Employee Director, effective on the third anniversary date on which such director was granted an Initial Option under Section 9(a) and on each anniversary date thereafter; provided, however, he or she continues to
                                  --------  -------
serve as a Non-Employee Director on such date.

         (c) Option Price.  The purchase price for each Option granted under
             ------------
this Section 9 to a Non-Employee Director shall be the Fair Market Value of the Common Stock on the date of grant of the Option.

         (d) Exercisability.  Each Initial Option and Subsequent Option granted
             --------------
under this Section 9 shall become exercisable and vest on the first anniversary of the date of grant of such Option.

         (e) Method of Exercise.  Each Option granted under this Section 9 may
             ------------------
be exercised in the same manner as provided in Section 7(e).

         (f) Option Period.  Each Option granted under this Section 9 shall
             -------------
terminate 10 years from the date of grant unless sooner terminated by reason of termination of service as a director of the Company and its Subsidiaries.

         (g) Termination of Director Status.
             ------------------------------

                (i) In the event of termination of service as a director of the Company and its Subsidiaries for any reason other than cause, death or permanent disability (as determined by the Committee), an Option granted under this Section 9 (to the extent exercisable as of the date of termination) shall be exercisable for the remaining term of the Option and shall thereafter terminate.

                (ii) In the event of the death of a Non-Employee Director while a director of the Company or any Subsidiaries, the Option (to the extent exercisable as of the date of death), shall be exercisable by any prior transferee or by the Non-Employee Director's designated beneficiary, or if none, the person(s) to whom such Non-Employee Director's rights under the Option are transferred by will or the laws of descent and distribution for 180 days following the date of death (but in no event beyond the term of the Option), and shall thereafter terminate.

                (iii) In the event of the termination of service as a director of the Company and its Subsidiaries due to permanent disability (as determined by the Committee), the Option (to the extent exercisable as of the date of termination), shall be exercisable for 180 days following such termination of service (but in no event beyond the term of the Option), and shall thereafter terminate.

                (iv) In the event of the termination of service as a director of the Company and its Subsidiaries for cause (as determined by the Committee in its sole discretion), the Option shall terminate upon such termination of status as director, regardless of whether the Option was then exercisable.

            (h) Except as expressly provided in this Section 9, any Option granted to a Non-Employee Director hereunder shall be subject to the terms and conditions of the Plan.

          10.  Change in Control.  Upon the occurrence of a Change in Control,
               -----------------
all Options shall automatically become vested and exercisable in full and all restrictions or conditions, if any, on any stock awards granted hereunder shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Options as it may deem equitable and in the best interests of the Company.

          11.  Forfeiture.  Notwithstanding anything in the Plan to the
               ----------
contrary, the Committee may provide in any Award agreement that in the event of a serious breach of conduct by the person granted such Award (including, without limitation, any conduct prejudicial to or in conflict with the Company or its Subsidiaries), or any activity of any such person in competition with any of the businesses of the Company or any Subsidiary, (a) cancel any outstanding Award granted to such person, in whole or in part, whether or not vested, and/or (b) if such conduct or activity occurs within 1 year following the exercise or payment of an Award, require such person to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day prior to the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary to such person if necessary to satisfy the repayment obligation. The determination of whether any such person has engaged in a serious breach of conduct or any activity in competition with any of the businesses of the Company or any Subsidiary shall be determined by the Committee in good faith and in its sole discretion. This Section 11 shall have no application following a Change in Control.

          12.  Withholding.  The Company shall have the right to deduct from any
               -----------
payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company in cash such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan. Such taxes may be paid by (a) delivering previously owned shares of Common Stock or (b) having the Company retain shares of Common Stock which would otherwise be delivered upon exercise or payment of Awards or (c) any combination of a cash payment or the methods set forth in (a) and (b) above. For purposes of (a) and (b) above, shares of Common Stock shall be valued at Fair Market Value determined as of the day immediately prior to exercise or payment. If and to the extent authorized by the Committee, the Company may, upon election by a Participant, withhold from any distribution of Common Stock hereunder shares of Common Stock with a Fair Market Value in excess of the Participant's required withholding obligation.

          13.  Nontransferability, Beneficiaries.  Unless otherwise determined
               ---------------------------------
by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant's lifetime, only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant's death or to be assigned any other Award outstanding at the time of the Participant's death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder's incapacity, an Option may only be exercised by the holder thereof.

          14.  No Right to Employment.  Nothing contained in the Plan or in any
               ----------------------
Award under the Plan shall confer upon any employee any right with respect to the continuation of employment with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company to terminate his or her employment at any time. Nothing contained in the Plan shall confer upon any employee or other person any claim or right to any Award under the Plan.

          15.  Governmental Compliance.  Each Award under the Plan shall be
               -----------------------
subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          16.  Adjustments.  In the event of any change in the outstanding
               -----------
shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distribution to holders of Common Stock other than regular cash dividends, the number or kind of shares available for Options and Awards under the Plan may be adjusted by the Committee as it shall in its sole discretion deem equitable and the number and kind of shares subject to any outstanding Awards granted under the Plan and the purchase price thereof may be adjusted by the Committee as it shall in its sole discretion deem equitable to preserve the value of such Awards.

          17.  Award Agreement.  Each Award under the Plan shall be evidenced by
               ---------------
an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

          18.  Amendment.  The Board may amend, suspend or terminate the Plan or
               ---------
any portion thereof at any time, provided that (a) except as provided in Section 16, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant's written consent and (b) if and when the Plan is approved by the shareholders of the Company, no amendment made after such approval shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule.

          19.  General Provisions.
               ------------------

               (a) The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

               (b) All certificates for shares of Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of shares of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

               (c) It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under
Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 19(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

               (d) Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a shareholder with respect to any shares of Common Stock subject to Options until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 16, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

               (e) The law of the State of New Jersey shall apply to all Awards and interpretations under the Plan regardless of the effect of such state's conflict of laws principles.

               (f) Where the context requires, words in any gender shall include any other gender.

          20.  Term of Plan.  Subject to earlier termination pursuant to Section
               ------------
18, the Plan shall have a term of 10 years from its Effective Date.

          21.  Effective Date.  The Plan is effective as of July 24, 1997.
               --------------